Exhibit 99.B(d)(65)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Security Capital Research & Management Incorporated

As of July 1, 2003, as amended March 24, 2011

SEI Institutional Managed Trust

Real Estate Fund

Small Cap Value Fund

Agreed and Accepted:

SEI Investments Management Corporation	Security Capital Research & Management Incorporated

By:	By:

/s/ Eric J. Hoerdemann	/s/ Michael J. Heller

Name:	Name:

Eric J. Hoerdemann	Michael J. Heller

Title:	Title:

Vice President	Executive Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Security Capital Research & Management Incorporated

As of July 1, 2003, as amended March 24, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Security Capital Research & Management Incorporated

By:	By:

/s/ Eric J. Hoerdemann	/s/ Michael J. Heller

Name:	Name:

Eric J. Hoerdemann	Michael J. Heller

Title:	Title:

Vice President	Executive Director